EXHIBIT 3

Article 5


                              MONARCH AVALON, INC.

                                     BYLAWS



                                   ARTICLE 1.

                          OFFICES AND REGISTERED AGENT

          1.1  Registered Offices and Registered Agent.  The initial registered office of the corporation and the initial registered agent of the corporation at said office shall be as set forth in the Certificate of Incorporation of the corporation.  The registered office of the corporation and the registered agent of the corporation at such office may be changed from time to time by the Board of Directors of the corporation.

          1.2  Additional Offices.  The corporation may establish offices at such other place or places both within and without the State of Delaware as the

Board of Directors may from time to time determine.

                                   ARTICLE 2.

                            MEETINGS OF SHAREHOLDERS

          2.1  Place and Time of Meetings.  Meetings of the Shareholders shall be held at the registered office of the corporation, or at such other place either within or without the State of Delaware as the Board of Directors or the

Shareholders may from time to time select, at such time as may be fixed by the

Board of Directors or the Shareholders.

          2.2  Annual Meeting.  An annual meeting of the shareholders shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months of the last annual meeting of shareholders.

          2.3  Special Meetings.  Special meetings of the Shareholders may be called at any time by the President, by a majority of the Board of Directors, or by the holder or holders of not less than twenty-five percent (25%) of the capital stock of the corporation issued and outstanding and entitled to vote in an election of directors.

          2.4  Notice of Meeting.  Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10)

nor more than fifty (50) days before the date of the meeting, either by hand or by first-class mail, by or at the direction of the President, the Secretary or the other person or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon prepaid, addressed to the Shareholder at his address as it appears on the stock transfer books of the corporation.

          2.5  Waiver of Notice.  Notice of a meeting need not be given to any

Shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting; and a Shareholder's waiver shall be deemed the equivalent of giving notice.  Attendance of a Shareholder at a meeting either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the tine of the meeting, or the manner in which it has been called or convened, except when a Shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.  Unless otherwise specified herein, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

          2.6  Quorum.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders.

If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders, unless the vote of a greater number or voting by classes or series is required by the Delaware General Corporation Law.  When a quorum is once present to organize a meeting, the Shareholders present may continue to do business at the meeting or any adjournment thereof notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

          2.7  Adjournment.  Any meeting of the Shareholders may be adjourned by the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present.  Notice of the adjourned meeting or of the business to be transacted at such meeting shall not be necessary, provided the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.  At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

          2.8  Voting Rights.  Each Shareholder shall be entitled at each

Shareholders' meeting to one vote for each share of the capital stock having voting power held by such Shareholder.

          2.9  Proxies.  A Shareholder entitled to vote may vote in person or by proxy executed in writing by the Shareholder or by his attorney-in-fact.  A proxy shall not be valid after eleven months from the date of its execution unless a longer period is expressly stated in such proxy.

          Section 2.10.  Director Nominations.  Nominations of candidates for election as directors at any annual meeting of stockholders may be made (a) by,

or at the direction of, a majority of the Board of Directors or (b) by any stockholder entitled to vote at such annual meeting.  Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors at an annual meeting.

          Nominations, other than those made by, or at the direction of, the

Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation as set forth in this Section.  To be timely, a stockholder's notice shall be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the date of the annual meeting, as established pursuant to

Section 2.2 hereof, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days'

notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.  Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation stock which are beneficially owned by such person on the date of such stockholder notice and

(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934,

as amended, including, but not limited to, information required to be disclosed by Item 4(b) and Item 6 of Schedule 14A of Regulation 14A and information which would be required to be filed on Schedule 14B of Regulation 14A with the

Securities and Exchange Commission; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Corporation stock which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.  At the request of the Board of Directors, any person nominated by, or at the direction of, the

Board for election as a director at an annual meeting shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

          No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section.  Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section shall be provided for use at the annual meeting.

          The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section.  If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section in any material respect, the secretary of the

Corporation shall promptly notify such stockholder of the deficiency in the notice.  The stockholder shall have an opportunity to cure the deficiency by providing additional information to the secretary within such period of time,

not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine.  If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section in any material respect, then the Board of Directors may reject such stockholder's nomination.

The secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Section.  Notwithstanding the procedure set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section.  If the presiding officer determines that a nomination was made in accordance with the terms of this Section, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee.  If the presiding officer determines that a nomination was not made in accordance with the terms of this Section, he shall so declare at the annual meeting and the defective nomination shall be disregarded.



                                   ARTICLE 3.

                                    DIRECTORS

          3.1  Number, Qualification and Term of Office.  The business and affairs of the corporation shall be managed by a Board of Directors.  The number of Directors of the corporation shall be not less than the minimum number required by the applicable provisions of the General Corporation Law of the

State of Delaware and shall not be more than 15.  At any regular meeting or at any special meeting called for that purpose, a majority of  the entire Board of

Directors may increase or decrease the number of Directors, provided that the number thereof shall never be less than the minimum number required by the

General Corporation Law of the State of Delaware, nor more than 15, and further provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors.  At each annual meeting of the

Shareholders, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting.  Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, death, or incapacity to serve.

          3.2  Vacancies and Newly Created Directorships.  Vacancies and newly created directorships resulting from any increase in the authorized number of

Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.  A Director elected by the

Board of Directors to fill a vacancy or a newly created directorship shall serve until the next annual meeting of Shareholders and until his successor is elected and qualifies.

          3.3  Compensation.  Directors shall receive such compensation for their services as Directors and expenses of attendance at Directors meetings as determined from time to time by the Board of Directors.  A Director may serve the corporation in a capacity other than that of Director and receive compensation for the services rendered in that other capacity.

                                   ARTICLE 4.

                              MEETINGS OF THE BOARD

          4.1  Place and Time of Meetings.  Regular meetings of the Board of

Directors may be held without notice at such time and place within or without the State of Delaware that the Board of Directors may from time to time designate.

          4.2  Annual Meeting.  The Board of Directors shall meet each year immediately following the annual meeting of the Shareholders at the place that meeting has been held for the purpose of electing officers and for the consideration of other business.

          4.3  Special Meetings.  Special meetings of the Board of Directors may be called at any time by the President or by any two Directors.

          4.4  Notice of Meetings.  Notice of the annual meeting of the Board of

Directors need not be given.  Written notice of each special meeting setting forth the time and place of the meeting shall be given to each Director at least two days before the meeting.  This notice may be given either by hand or by sending a copy of the notice through the United States mail or by telegram,

charges prepaid, to the address of each Director appearing on the books of the corporation.  No notice of any meeting of the Board of Directors need state the business to be transacted, nor the purpose of, any regular or special meeting of the Board of Directors.

          4.5  Waiver of Notice.  A Director may waive in writing notice of a special meeting of the Board either before or after the meeting; and his waiver shall he deemed the equivalent of giving notice.  Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

          4.6  Quorum.  At meetings of the Board of Directors, a majority of the

Directors in office shall be necessary to constitute a quorum for the transaction of business.  If a quorum is present, the acts of a majority of the

Directors in attendance shall be the acts of the Board.

          4.7  Adjournment. A meeting of the Board of Directors may be adjourned by a majority of the Directors present, whether or not a quorum exists.  Notice of the time and the place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary.  At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

          4.8  Action by Consent.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the

Directors, and be filed with the minutes of the proceedings of the Board of

Directors.  Such consent shall have the same force and effect as a unanimous vote.

                                   ARTICLE 5.

                                    OFFICERS

          5.1  Officers.  The officers of the corporation shall consist of a

Chairman of the Board, President, Secretary and Treasurer, and, if deemed by the

Board of Directors to be necessary or appropriate to conduct the business of the corporation, one or more Vice Presidents.  Two or more offices may be held by the same person except that one person shall not at the same time hold the offices of President and Secretary.  The officers shall be elected by the

Directors and shall serve at the pleasure of the Board of Directors.

          5.1A Chairman of the Board  The Chairman of the Board shall preside at all meetings of Shareholders and Directors and discharge the duties of a presiding officer and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as, from time to time, may be assigned to him by the Board of Directors.

          5.2  President.  The President shall have general supervision and direction over the business affairs of the corporation subject, however, to the control of the Board of Directors.  He shall present at each annual meeting of the Shareholders a report of the business of the corporation for the preceding fiscal year, and shall, in general, perform all duties incident to the office of

President and such other duties as, from time to time, may be assigned to him by the Board of Directors.

          5.3  Secretary.  The Secretary shall keep minutes of all meetings of the Shareholders and Directors and have charge of the minute books, stock books and seal of the corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

          5.4  Treasurer.  The Treasurer shall be charged with the management of the financial affairs of the corporation and shall have the power to recommend action concerning the corporation's affairs to the President.

          5.5  Vice President.  The Board of Directors may designate one or more

Vice Presidents or may otherwise specify the order of seniority of the Vice

Presidents.  The duties and powers of the President shall disburse to the Vice

Presidents in such specified order of seniority.

          5.6  Assistant Secretary and Assistant Treasurer.  Assistants to the

Secretary and Treasurer may be appointed and shall have such duties as shall be delegated to them by the President or the Board of Directors.

          5.7  Vacancies.  When a vacancy occurs in one of the executive offices by death, resignation, or otherwise, it shall be filled by the Board of

Directors.  The officer so selected shall hold office until his successor is chosen and qualified.

          5.8  Salaries. The Board of Directors shall fix the salaries of the officers of the corporation.  The salaries of other agents and employees of the corporation may be fixed by the Board of Directors or by an officer to whom that function has been delegated by the Board.

          5.9  Delegation of Duties.  Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

          5.10.     Removal of Officers and Agents.  An officer or agent of the corporation may be removed by a majority vote of the Board of Directors whenever in their judgment the best interests of the corporation will be served by the removal.  The removal shall be without prejudice to the contract rights, if any,

of the person so removed.

                                   ARTICLE 6.

                                  CAPITAL STOCK

          6.1  Certificates.  The interest of each Shareholder shall be evidenced by a certificate or certificates representing shares of stock of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued.  Each certificate shall be signed by the

President or a Vice President and the Secretary or an Assistant Secretary and

shall be sealed with the seal of the corporation or a facsimile thereof;

provided, however, that when such certificate is countersigned by a transfer agent, or registered by a registrar, the signatures of such officers may be facsimiles.

          6.2  Transfers.  Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.4 of these Bylaws.

          6.3  Record Date.  In lieu of closing the stock transfer books, the

Board of Directors may fix in advance a date as the record date for a determination of Shareholders entitled to notice of and to vote at any meeting of Shareholders of any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, such date to be not more than fifty (50) days and, in case of a meeting of Shareholders, not less than ten (10) days, prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken.

          6.4  Lost Certificates.  Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE 7.

                                  MISCELLANEOUS

          7.1  Inspection of Books.  The Board of Directors shall have power to determine which accounts and books of the corporation, if any, shall be open to the inspection of Shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection thereof.

          7.2  Seal.  The corporate seal shall be in such form as the Board of

Directors may from time to time determine.  In the event that it is inconvenient at any time to use the corporate seal of the corporation, the words "Seal" or

"Corporate Seal" enclosed in parenthesis or scroll shall be deemed the corporate seal of the corporation.

                                   ARTICLE 8.

          The Bylaws of the corporation may be altered, amended, or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

                                   ARTICLE 9.

              INDEMNIFICATION OF OFFICERS AND DIRECTORS:  INSURANCE

          (a)  This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a

Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement,

conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b)  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership,

joint venture, trust or other enterprise against expenses (including attorneys'

fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of

Chancery or such other court shall deem proper.

          (c)  To the extent that a Director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d)  The indemnification under subsections (a) and (b) of this section

(unless ordered by a court) shall be effective upon the corporation only as authorized in the specific case upon a determination that indemnification of the

Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b)

of this section.  Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or,

even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of a majority of the shares entitled to vote thereon.

          (e)  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the

Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

          (f)  The indemnification provided by this section shall not be deemed exclusive of any other rights, to which those seeking indemnification may be entitled under any Agreement, vote of stockholders, or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (g)  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership,

joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                                   ARTICLE 10.

                                   COMMITTEES

          10.1 Executive Committee.  (a) The Board of Directors may by

resolution adopted by a majority of the entire Board, designate an Executive

Committee of three or more Directors.  Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of Shareholders next following his election and until his successor member of the Executive Committee is elected, or until his death,

resignation or removal, or until he shall cease to be a Director.

          (b)  During the intervals between the meetings of the Board of

Directors, the Executive Committee may exercise all of the powers of the Board of Directors in the management of the business affairs of the corporation;

provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the

Executive Committee shall not have the authority of the Board of Directors in reference to (i) amending the Articles of Incorporation or Bylaws of the corporation; (ii) adopting a plan of merger or consolidation; (iii) the sale,

lease, exchange or other disposition of all or substantially all of the property and assets of the corporation; or (iv) a voluntary dissolution of the corporation or a revocation of any such voluntary dissolution.

          (c)  The Executive Committee shall meet from time to time on call of the President or of a majority of the members of the Executive Committee.

Meetings of the Executive Committee may be held at such place or places, within or without the State of Delaware as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings.  The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings.  It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

          (d)  The Executive Committee shall act by majority vote of its members.

          (e)  The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

          10.2 Other Committees.  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of one or more of the Directors of the corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the corporation, except the powers denied to the Executive Committee,

as may be determined from time to time by the Board of Directors.

          10.3 Removal.  The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.



Restatement and Amendment
as of August 2, 1996




/s/ Steven M. Szekely
Steven M. Szekely, Secretary